EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.


                           Dated:  February 13, 2002


                                        ARTISAN INVESTMENT CORPORATION
                                            for itself and as general partner of
                                            ARTISAN PARTNERS LIMITED PARTNERSHIP


                                       By: /s/ Andrew A. Ziegler
                                           -----------------------------------
                                                  Andrew A. Ziegler
                                                    President


                                        ANDREW A. ZIEGLER

                                        /s/ Andrew A. Ziegler
                                        --------------------------------------


                                        CARLENE MURPHY ZIEGLER

                                        /s/ Carlene Murphy Ziegler
                                        -------------------------------------

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